Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 31, 2012 (this “Amendment”), to the Existing Credit Agreement (such capitalized terms and other capitalized terms used in this preamble and the recitals below shall have the meanings set forth in, or are defined by reference in, Article I below) is among TIBCO SOFTWARE INC., a Delaware corporation (the “Company”) and certain Subsidiaries of the Company, as Designated Borrowers (and, together with the Company, the “Borrowers” and each, a “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent.

W   I   T   N   E   S   S   E   T   H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of December 19, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement as set forth below and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to make such amendments to the Existing Credit Agreement.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Borrower” and “Borrowers” are defined in the preamble.

“Company” is defined in the preamble.

“Consenting Lender” means each Lender that has delivered its signature page hereto in a manner and before the time set forth in Section 3.3.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Lender” and “Lenders” are defined in the preamble.

SECTION 1.2. Other Definitions. Capitalized terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENT TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1. Amendments to Article I.

SECTION 2.1.1. Section 1.01 of the Existing Credit Agreement is hereby amended by restating the definition “Applicable Rate” in its entirety as follows:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth on the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate Loans/ Letters of Credit	Base Rate Loans	Commitment Fee
1	<0.75:1	1.25%	0.25%	0.200%
2	>0.75:1 but <1.25:1	1.50%	0.50%	0.250%
3	>1.25:1 but <1.75:1	1.75%	0.75%	0.300%
4	>1.75:1 but <2.50:1	2.00%	1.00%	0.375%
5	>2.50:1	2.25%	1.25%	0.450%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. For the period from the Closing Date through the date on which the first

Compliance Certificate is delivered pursuant to Section 6.02(a), the Applicable Rate shall be determined by reference to Pricing Level 1.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

SECTION 2.1.2. Section 1.01 of the Existing Credit Agreement is hereby amended by (a) renumbering clause (a)(x) of the definition “Consolidated EBITDA” to clause (a)(xi) and (b) inserting the following new clause (a)(x):

“, (x) non-cash charges for such period arising out of the accounting treatment of interest relating to convertible notes issuances”

SECTION 2.1.3. Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating clause (c) of the definition “Consolidated Funded Indebtedness” in its entirety as follows:

“(c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (and, as to any of the foregoing instruments, less the amount then cash-collateralized on commercially reasonable and customary terms),”

SECTION 2.2. Amendments to Article VII. Article VII of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.2.1. Section 7.02(g)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing, and the Company is otherwise able to satisfy the conditions set forth in Section 4.02(a) and (B) immediately after giving pro forma effect to any such purchase or other acquisition, the Company and its Subsidiaries shall be in pro forma compliance with the covenants set forth in Section 7.11, such compliance for clause (B) to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby; and”

SECTION 2.2.2. Section 7.06(g) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“each Borrower may (i) declare or pay cash dividends to its stockholders and (ii) purchase, redeem, retire or otherwise acquire for cash Equity Interests issued by it, so long as immediately before and immediately after giving pro forma effect to any such dividend, purchase, redemption, retirement or other acquisition (as applicable), (A) no Default shall have occurred and be continuing and (B) the Consolidated Leverage Ratio shall be less than (1) 3.00:1.00 with respect to any such Restricted Payment made through the end of the fiscal quarter of the Company ending on or about February 28, 2013, (2) 2.75:1.00 with respect to any such Restricted Payment made after the end of the fiscal quarter of the Company ending on or about February 28, 2013 through the end of the fiscal quarter of the Company ending on or about February 28, 2014 and (3) 2.50:1.00 with respect to any such Restricted Payment made at any time after the end of the fiscal quarter of the Company ending on or about February 28, 2014, such compliance for clause (B) to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Restricted Payment had been consummated as of the first day of the fiscal period covered thereby;”

SECTION 2.2.3. Section 7.11(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company occurring during the time periods set forth below to be greater than the ratio set forth below opposite such period:

Fiscal Quarters Ending on or about	Maximum Consolidated Leverage Ratio
Closing Date through February 29, 2012	2.50:1.00
May 31, 2012 through February 28, 2013	3.25:1.00
May 31, 2013 through February 28, 2014	3.00:1.00
May 31, 2014 and each fiscal quarter thereafter	2.75:1.00

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on the date first written above (the “Amendment Effective Date”) when the following conditions have been met:

SECTION 3.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and at least the Required Lenders.

SECTION 3.2. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, if then invoiced. All accrued fees and expenses of the Arrangers, the Administrative Agent and the Lenders (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent shall have been paid.

SECTION 3.3. Amendment Fee. The Administrative Agent shall have received, for the ratable benefit of each Consenting Lender, a non-refundable fee in an amount equal to 0.25% of each such Consenting Lender’s Applicable Percentage of the Aggregate Commitments (as in effect on the Amendment Effective Date) which fee shall be deemed fully earned on the Amendment Effective Date and shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Credit Agreement; provided that such fee shall be payable only to each Consenting Lender that has delivered (including by way of facsimile or email) its executed signature page to this Amendment to the attention of Ajanaclair Lynch at Mayer Brown LLP, 214 N. Tryon Street, Suite 3800, Charlotte, North Carolina 28202, facsimile number: (704) 377-2033, email address: alynch@mayerbrown.com, at or prior to 5:00 p.m. (Eastern time) on May 31, 2012.

SECTION 3.4. Other Documents. The Administrative Agent shall have received such other documents, agreements or information as the Administrative Agent, any Lender or counsel to the Administrative Agent may reasonably request.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 4.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and each Borrower confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and conditions of the Existing Credit Agreement and the Loan Documents, as amended hereby. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 4.7. Representations and Warranties. To induce the Lenders to execute and deliver this Amendment, each Borrower hereby represents and warrants to the Lenders on the Amendment Effective Date that no Default or Event of Default exists and all statements set forth in Section 4.02(a) of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

TIBCO SOFTWARE INC.

By:	/s/ William R. Hughes
Name: William R. Hughes
Title: EVP, General Counsel & Secretary

First Amendment to

TIBCO Credit Agreement

Signed for and on behalf of TIBCO INTERNATIONAL HOLDINGS B.V., acting by Intertrust (Netherlands) B.V.

By:	/s/ P.M. Blote
Name: P.M. Blote
Title: Proxyholder

Signed for and on behalf of TIBCO INTERNATIONAL HOLDINGS B.V., acting by Intertrust (Netherlands) B.V.

By:	/s/ Jules de Kom
Name: Jules de Kom
Title: Proxyholder

First Amendment to

TIBCO Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name: Kelly Weaver Title: AVP

First Amendment to

TIBCO Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Kevin M. Barton
Name: Kevin M. Barton
Title: Vice President

First Amendment to

TIBCO Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Sean Klimchalk
Name: Sean Klimchalk
Title: Vice President

First Amendment to

TIBCO Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joan Kiekhaefer
Name: Joan Kiekhaefer
Title: Sr. Vice President

First Amendment to

TIBCO Credit Agreement

UNION BANK, N.A., as a Lender

By:	/s/ David Hill
Name: David Hill
Title: Vice President

First Amendment to

TIBCO Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ Steve Clear
Name: Steve Clear
Title: VP

First Amendment to

TIBCO Credit Agreement

BANK OF THE WEST, as a Lender

By:	/s/ Stuart Darby
Name: Stuart Darby
Title: Vice President

First Amendment to

TIBCO Credit Agreement

CALIFORNIA BANK AND TRUST, as a Lender

By:	/s/ Sanjay Sinha
Name: Sanjay Sinha
Title: Vice President

First Amendment to

TIBCO Credit Agreement

CHINATRUST BANK (U.S.A.), as a Lender

By:	/s/ Johnny Lee
Name: Johnny Lee
Title: EVP & Global Head, C&I

First Amendment to

TIBCO Credit Agreement